UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
S1 Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On September 15, 2011, S1 Corporation (“S1”) issued a press release announcing that Fundtech Ltd. (“Fundtech”) had delivered notice of its intent to change its recommendation with respect to the pending transaction with S1, terminate that certain Agreement and Plan of Merger and Reorganization dated as of June 26, 2011, by and among S1, Finland Holdings (2011) Ltd. and Fundtech, and to enter into a written definitive agreement with entities formed by GTCR Fund X/A LP and its affiliated entities.
The following is a copy of the press release.

S1 CORPORATION RECEIVES NOTICE OF
FUNDTECH’S INTENT TO TERMINATE MERGER AGREEMENT
NORCROSS, Ga., September 15, 2011 — S1 Corporation (Nasdaq: SONE), a leading global provider of payments and financial services software solutions, announced today that it has received notice from Fundtech Ltd. of its intent to change its recommendation with respect to the pending transaction with S1, to terminate the merger agreement with S1 and to enter into a written definitive agreement with entities formed by GTCR Fund X/A LP and its affiliated entities. Under the terms of the merger agreement, S1 has five business days to make a counter proposal. S1, in consultation with its legal and financial advisors, is currently reviewing its options.
About S1 Corporation
Leading banks, credit unions, retailers, and processors need technology that adapts to the complex and challenging needs of their businesses. These organizations want solutions that can respond quickly to changes in the marketplace and help grow their businesses. For more than 20 years, S1 Corporation (Nasdaq: SONE) has been a leader in developing software products that offer flexibility and reliability. Over 3,000 organizations worldwide depend on S1 for payments, online banking, mobile banking, voice banking, branch banking and lending solutions that deliver a competitive advantage. More information is available at www.s1.com.
Forward Looking Statements
Certain statements in this letter may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, those that are not historical facts. These statements involve risks and uncertainties including those detailed in S1’s proxy statement filed in connection with the proposed transaction with Fundtech, its Annual Reports on Form 10-K and other filings with the Securities and Exchange Commission (“SEC”). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. S1 disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
In connection with the Fundtech transaction, S1 filed with the SEC a definitive proxy statement dated August 19, 2011 and other relevant materials with the SEC and other governmental or regulatory authorities. STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS FILED BY S1 AND FUNDTECH WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT S1, FUNDTECH AND THE TRANSACTION. The definitive proxy statement and certain other relevant materials and any other documents filed by S1 or Fundtech with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC (i) by contacting S1’s Investor Relations at (404) 923-3500 or by accessing S1’s investor relations website at www.s1.com; or (ii) by contacting Fundtech’s Investor Relations at (201) 946-1100 or by accessing Fundtech’s investor relations website at www.fundtech.com.
CONTACT:
S1 Corporation
Paul M. Parrish
Chief Financial Officer
404.923.3500
paul.parrish@s1.com
Mike Pascale/Rhonda Barnat
The Abernathy MacGregor Group
212.371.5999
mmp@abmac.com/rb@abmac.com